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                       MODIFICATION AND RELEASE AGREEMENT

         THIS MODIFICATION AND RELEASE AGREEMENT ("Agreement") is made and entered into this 19th day of May 1996 by and among Financing for Science International, Inc. (the "Company") and Sands Brothers & Co., Ltd. ("Sands Brothers").

                                    RECITALS:

         A. The Company, Sands Brothers and certain other underwriters (Sands Brothers and such other underwriters being hereinafter collectively referred to as the "Underwriters") are parties to an Underwriting Agreement, dated May 20, 1994 and amended as to Sands Brothers as of January 3, 1995 (as amended, the "Underwriting Agreement"), pursuant to which the Underwriters purchased certain securities from the Company for ultimate distribution and sale to the public.

         B. Section 4 of the Underwriting Agreement contains certain covenants of the Company, several of which remain in full force and effect for a period of five years following the effective date of the purchase and sale of securities pursuant to the Underwriting Agreement.

         C. In connection with the transactions contemplated by the Underwriting Agreement, the Company and Sands Brothers also entered into an Underwriters' Warrant Agreement, dated as of May 27, 1994 (the "Underwriters' Warrant Agreement"), and the Company and State Street Bank and Trust Company entered into a Warrant Agreement, dated as of May 27, 1994 (the "Warrant Agreement").

         D. The Company and Sands Brothers also are parties to an Investment Banking Agreement, dated May 20, 1994 and amended as of January 3, 1995 (as amended, the "Investment Banking Agreement"), pursuant to which Sands Brothers has certain preferential rights with respect to specified investment banking services which may be needed by the Company during the term of the Investment Banking Agreement.

         E. The Company is contemplating entering into a Merger Agreement (the "Merger Agreement") with FINOVA Capital Corporation ("FINOVA") and its wholly owned subsidiary, FINOVA Business Credit Corp. (the "Subsidiary"), pursuant to which the Company will merge with the Subsidiary (the "Merger") and the stockholders of the Company will receive in exchange for their shares of Company common stock the consideration specified in the Merger Agreement.

         F. In order to facilitate the execution and delivery of the definitive Merger Agreement, the Company has requested Sands Brothers (i) to relinquish the rights it has under or by virtue of (a) Section 4 of the Underwriting Agreement,
(b) the Underwriters' Warrant Agreement, and (c) Section 4 of the Warrant Agreement and (ii) to terminate the Investment Banking Agreement, except for
Section 9 thereof.

         G. Sands Brothers is willing to agree to such a release and termination on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:
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         1. Release. From and after the Effective Time (as defined in Section 4 below), Sands Brothers hereby relinquishes the rights it has under or by virtue of (i) Section 4 of the Underwriting Agreement, (ii) the Underwriters' Warrant Agreement, and (iii) Section 4 of the Warrant Agreement. Sands Brothers represents and warrants that the foregoing agreements, this Agreement and the Investment Banking Agreement are the only agreements, whether written or oral, between the parties.

         2. Termination of Investment Banking Agreement. At the Effective Time, the Investment Banking Agreement shall terminate and be of no further force or effect, except for Section 9 thereof.

         3. Payments to Sands Brothers. At the Effective Time, and as a condition precedent to the effectiveness of the terms and conditions contained herein, the Company shall pay Sands Brothers a lump-sum payment of Three Hundred Thousand Dollars ($300,000.00) (the "Termination Fee") and its counsel fees and expenses not to exceed $5,000. The Termination Fee and such legal fees shall be paid at the Effective Time (as defined below) by cash or certified check.

         4. Effective Time. Sections 1, 2 and 3 of this Agreement shall become effective at the effective time of the Merger (the "Effective Time"). The closing held in connection with the transactions contemplated by this Agreement (the "Closing") shall be held simultaneously with the closing held in connection with the Merger.

         5. Ongoing Force and Effect. Except as provided herein, all of the Company's obligations to Sands Brothers under the Underwriting Agreement and the Warrant Agreement and the Investment Banking Agreement shall remain unmodified and shall continue in full force and effect. The elimination of any provisions of such agreements shall not affect or impair any rights Sands Brothers has with respect to the indemnification and contribution provisions contained therein, which the parties acknowledge shall remain in full force and effect.

         6. Further Assurances. From and after the date hereof, each party to this Agreement shall take such further actions, and execute and deliver such further agreements, instruments, certificates and other documents, as the other party hereto may reasonably request in order to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Effective Time, to evidence the consummation of the transactions contemplated by this Agreement.

         7. Covenant not to Sue. In consideration of One Hundred Dollars ($100.00) this day paid and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Sands Brothers hereby covenants and agrees that neither it nor any affiliate of Sands Brothers, directly or indirectly, shall ever initiate, file, commence, prosecute, bring or take any actual and affirmative action to encourage or support any form of action or other legal proceeding against the Company, FINOVA or any of its or their affiliates on account of, but only on account of, any of the transactions contemplated by the Merger Agreement, including, without limitation, by or on account of the treatment in the Merger Agreement of the Redeemable Warrants and the Underwriters' Warrants (as those terms are defined in the Underwriting Agreement); provided, however, that this paragraph shall not prevent Sands Brothers from commencing litigation, arbitration or any action to enforce its rights to indemnification and contribution under the Underwriters Agreement, the Underwriters Warrant Agreement and the Investment Banking Agreement. For purposes of this Section 7, an "affiliate" of any person shall include any person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with,

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such person and, without limitation, shall include each such entities, their directors, officers, stockholders and agents, but shall expressly exclude (i) any limited partnership affiliated with Sands Brothers and (ii) any holder of securities of the Company that acquired his securities through Sands Brothers including, without limitation, any subscriber in the Company's initial public offering and any investor who acquired securities of the Company in the secondary market through Sands Brothers.

         8. Termination. In the event that either (a) the Merger Agreement is terminated for any reason whatsoever, or (b) the Closing does not take place on or before October 1, 1996, this Agreement shall become null and void ab initio and shall be of no further force or effect.

         9.       Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  (b) This Agreement shall be binding on the successors and assigns, if any, of the parties.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                  (d) The parties may execute and deliver this Agreement by facsimile transmission of executed signature pages, and this Agreement shall be effective upon the receipt of such facsimile transmission. Notwithstanding the foregoing, each party shall promptly deliver to the other a manually executed original copy of this Agreement.

                  (e) Steven B. Sands, a director of the Company, did not participate in the resolution of the Board of Directors of the Company to enter into this Agreement or to make any payments to Sands Brothers.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by a duly authorized representative thereof.

                                       FINANCING FOR SCIENCE
                                       INTERNATIONAL, INC.

                                       By:    /s/ Barry R. Bronfin
                                          -------------------------------------
                                           Name:  Barry R. Bronfin
                                           Title: Chairman

                                       SANDS BROTHERS & CO., LTD.

                                       By:    /s/ Charles L. Robinson
                                          -------------------------------------
                                           Name:  Charles L. Robinson
                                           Title: Managing Director

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